Exhibit 99.1

Agile Therapeutics Progress and Results January, 2015

Forward-Looking Statement Certain information contained in this presentation and other matters discussed today or answers that may be given in response to questions may include “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements are subject to important factors, risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, enrollment and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to obtain the capital necessary to fund its operations; the Company’s ability to generate revenues; the successful implementation of the Company’s research and development programs and collaborations; the acceptance by the market of the Company’s products; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Agile Investment Thesis $4.1 Billion US market for combined hormonal contraceptives (CHC) Twirla will be the only low dose CHC patch Significant Market Opportunity One successful Pre-approval Inspection (PAI) completed Pharmacokinetic profile confirms low estrogen dose Significant clinical experience in over 1,500 women that showed favorable safety and tolerability Twirla® is a Late-Stage Asset That We Continue to De-risk Confirmatory Phase 3 trial initiated Continued market development and commercial launch planning Additional products in development 7 patents, expected protection to 2028 Continuing to expand intellectual property portfolio Current capital on hand to fund operations through 1Q2016 Agile has Generated Significant Momentum

Combination Market $4.1 Billion Total US Contraceptive Market $5.5 Billion Progestin Only Market $1.4 Billion AG200-ER AG200-SP AG890 *EC = Emergency Contraception Source: IMS NSP, retail + non-retail through Sep 2014 Loestrin is a registered trademark of Actavis, Nuvaring is a registered trademark of Merck, Evra is a registered trademark of Johnson & Johnson Contraceptive Market is a Significant Opportunity Oral Contraceptive Pills $3.3 Billion Vaginal Ring Transdermal Patches $634 Million $158 Million Large Market Opportunity

Identification of higher than expected EE levels led to significant market share decline Ortho Evra Patch was the Most Successful Contraceptive Launch Sources: IMS NPA and NSP, Sept 2014 Ortho Evra Package Insert and van den Heuvel, Contraception 2005;72:168-174 Most successful contraceptive launch in history Reached TRx share of 11% and nearly $400 million in annual sales Labeled as 20ug/day EE Meteoric Rise Thromboembolic events (VTEs) reported to FDA Studies showed EE levels higher than 20µg/day (~56µg/day) Bolded warning added to Evra label in Nov 2005 Johnson & Johnson stopped active promotion Precipitous fall Mylan launched Xulane (generic equivalent to Evra) April 2014 Total patch share of the market remains at 1.5% of TRx Generic Entry Apr 02 Nov 05 Sep 09 Jun 14 FDA Bolded Warning Generic Entry Validated Market 0% 2% 4% 6% 8% 10% 12%

Twirla® will be the Only Low-Dose Contraceptive Patch Contains the active ingredients levonorgestrel (LNG) and ethinyl estradiol (EE), which have over 25 years of history of use in contraceptives LNG is used as a standard for comparison of VTE risk among progestins EE is the synthetic estrogen in most currently marketed contraceptives Agile’s proprietary Skinfusion® technology provides hormone delivery in an appealing form Twirla is <1mm in thickness Peripheral Backing (soft, silky fabric) Peripheral Adhesive System Active Matrix Integrated into a single patch Release Liner Outer Ring Inner Ring

SUN MON TUE WED THU FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 How Would Women use Twirla? Well-established 21/7 regimen Women apply a patch once-a-week for three weeks followed by a 4th week without a patch Can be applied to abdomen, buttock, or upper torso Buttock 48% Abdomen 40% Source: Data on File, Agile Therapeutics Upper Torso 12% 7 days no patch Patch 1 Patch 2 Patch 3 Patch 1

Twirla Product Development Summary Completed Phase 2 and 3 studies have enrolled over 2,100 women Over 1,500 women have received Twirla 485 women have received Twirla for 12 months Pharmacokinetic profile is consistent with a low-dose contraceptive* Twirla was well-tolerated with low rate of estrogen-associated adverse events** The Skinfusion technology performed well with daily activities and conditions, including showering, exercise, swimming, and heat/humidity Effectiveness in prior Phase 3 studies generally comparable to approved low-dose oral contraceptive (OC) comparators** *Archer DF, et al, Contraception 2012 Jun;85(6):595-601 **Kaunitz A, et al, Obstetrics and Gynecology 2014 Feb;123(2):1-10 Extensive Experience Results from prior studies have shown:

Twirla Regulatory Interactions and Clear Path Forward


Prior Phase 3 Trials
• Effectiveness comparable to low dose OC comparators*
FDA Interactions
• New study with simplified design and improved focus on conduct agreed upon
• FDA provided clear guidance on requirements for new Phase 3 trial
2010
2011
2012
2013
2014
NDA Filed
CRL Received
Initiate Confirmatory Phase 3 Trial
FDA Requested New Phase 3 Study
• Pearl Index (effectiveness measure) results not sufficient for approval
• Study conduct issues

*Pooled data from 2 clinical trials, CL-12 and CL-13. Data on File, Agile Therapeutics, CRL response to FDA, Aug 2013

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Impact of New Users and Minorities on Twirla Pearl Index

- The Pearl Index (PI) is the primary measure of effectiveness for contraceptives
  - The highest approved PI in the US is 3.2, and the highest approved upper bound of the 95% confidence interval is ~5.0
- We believe clinical results were affected by study conduct issues at several sites, including rapid enrollment, high discontinuation and loss to follow-up rates
  - 36% of on-drug pregnancies reported at 4 of 96 sites*
- Study population comprised high proportion of new users of hormonal contraception and minorities who are known to be at higher risk of non-compliance and pregnancy**

Twirla PI Stratified by New Users and Minority Subjects	
Current users[a]	0.0
Experienced users[b]	3.0
New users[c]	8.7
Black subjects who were new users	16.0

(a) Current users = subjects who used a hormonal contraceptive within seven days of enrollment
(b) Experienced users = recent (used a hormonal contraceptive within 6 months of enrollment) and current users
(c) New users = never used hormonal contraception (HC) or had not used HC in the 6 months prior to enrollment

*These 4 sites represented 15% of the randomized subject population
**Hatcher, et al. Contraceptive Technology 20th Ed, 2011, page 50 and Pooled data from 2 clinical trials, CL-12 and CL-13. Data on File, Agile Therapeutics, CRL response to FDA, Aug 2013

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Two Investigator meetings conducted 74 experienced sites selected and trained Subject screening, eDiary run-in commenced Sep 2014 Active treatment phase ongoing New Phase 3 Confirmatory Trial Initiated Simplified Study Design: Single-arm, open-label study ~2,100 subjects treated for up to 1 year

Why We Think the SECURE Study Will Be Successful Technology platforms allow real-time oversight Experienced CRO Experienced clinicians/ study coordinators Selection of compliant patients Electronic diary

Materials to Aid Compliance Website Text Messages eDiary Appointment Reminder Flip Chart Study Guide eDiary Insert Instructional Video

Brands Dominate

The CHC Market is Dominated by Branded Products



Pills
Ring
Patches

Combination Hormonal Contraceptive Market

$4.1 Billion

twirla

AG200-ER
AG200-SP

8 Brands account for ~ 50% of sales

Leading Brands	Form	2014 Sales* ($Millions)
Nuvaring (Merck)	Ring	$634
Tri-Cyclen-Lo (Johnson & Johnson)	Pill	$481
LoLoestrin (Actavis/Warner Chilcott)	Pill	$330
Loestrin 24/Minastrin 24 (Actavis/Warner Chilcott)	Pill	$285
Beyaz (Bayer)	Pill	$110
Ortho Evra (Johnson & Johnson)	Patch	$109
Generess (Actavis)	Pill	$103
Yaz (Bayer)	Pill	$51
Total Sales		**$2.1 Billion**

*Source: IMS sales retail + non-retail, MAT through Sept 2014
Loestrin and Minastrin a registered trademarks of Actavis (formerly Warner-Chilcott), Ortho Evra and Tri-Cyclen are registered trademarks of J&J, Yaz is a registered trademark of Bayer, Nuvaring is a registered trademark of Merck

Agile THERAPEUTICS

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Branded Contraceptives Continue to Take Aggressive Price Increases Source: Price Rx Select, as of Dec 2014. *includes price increases which occurred through Dec 15, 2014 Avg. Price/cycle calculation includes 13 leading branded contraceptive products. Xulane launch price $95.12 Apr 2014. Avg. Annual Price Increase 2006 2007 2008 2009 2010 2011 2012 2013 2014* 12.2% 9.7% 10.3% 17.3% 13.5% 11.6% 7.7% 8.5% 11.3% Branded Potential $41.53 $45.57 $50.35 $59.49 $68.57 $75.87 $81.88 $89.35 $100.39 $43.11 $45.22 $49.34 $56.93 $68.76 $75.57 $91.26 $100.29 $110.22 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 $110.00 $120.00 2006 2007 2008 2009 2010 2011 2012 2013 2014 Avg. Price/Cycle for Branded Contraceptives ($WAC) Average Branded Price Ortho Evra

Twirla has Significant Peak Revenue Potential Revenue Potential for each Market Share Point is Significant Sources: IMS NPA Sept 2014 and Wolters Kluwer Price Rx Select, Dec 2014 Significant Potential Twirla Annual Peak Sales Projection Based on Market Share Potential 9% TRx Share (based on market research) $1,134 Million 89.5 Million TRx (Total Market, 2014) $100 per cycle (Avg. WAC, 2014) 1.4 cycles/TRx (Avg. Rx size, 2014) 1% $126 Million per 1% TRx share

Focused Promotion

ObGyn Focus on Contraceptives Allows for Small Sales Force of ~70 to 100 Reps

ObGyns and NP/PAs Account for ~70% of U.S. Contraceptive Prescriptions

Contraceptive TRx Volume by Prescriber Type



All Other, 7%
PCP, 24%
OB/GYN, 46%
NP/PA, 23%
ObGyn/NP's
69%

ObGyns and NP/PAs Prescribe Contraceptives More than any Other Therapy

ObGyn TRx Volume by Category



All other, 17%
Thyroid hormone, 2%
Bone density regulator, 3%
Prenantal multivitamin, 4%
Antidepressant/ antianxiety, 6%
Analgesic/ antiarthritic, 8%
Antiinfective, 12%
Hormone/ menopause, 14%
Contraceptive 34%

Source: IMS NPA, TRx Volume by Prescriber Type, 2013
Source: IMS NPA, TRX Volume by Category, 2010

Agile THERAPEUTICS

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Agile Has Additional Products in Development Product Rationale Development Standard contraceptive regimen Validated market opportunity Currently in Phase 3 CRL response planned AG200-ER Extended Cycle Regimen Fewer periods per year Potential advantage over OC regimens No new product development required Potential to progress into Phase 3 in 2015 AG200-SP Shortened Hormone-Free Interval (SHFI) Shorter, lighter periods Potential to improve contraceptive effectiveness Requires product development Potential to initiate Phase I in 2015 AG890 Progestin-Only Regimen Designed for women who are unable or unwilling to take estrogen Initial Phase 1/2 trial conducted Additional product development required

Agile Exclusivity Strategies for Twirla Expected Hatch-Waxman exclusivity (3 years) 7 issued patents to list in Orange Book Issued patents expire in 2021 (5) & 2028 (2) Additional patents under prosecution Limited patch manufacturers Transdermal know-how Specialized equipment Agile pipeline / line extensions Late-Stage De-Risked AG200-ER AG200-SP AG890

Agile Corporate Accomplishments Feb 2014 Dan Shames, MD joined Scientific Advisory Board (SAB) Former FDA Director, Division of Reproductive and Urologic Products/CDER Mar 2014 William McKee appointed to Board of Directors Former CFO, Barr Pharmaceuticals, LLC May 2014 Completed initial public offering (IPO) for $55 Million Jun 2014 Sixth U.S. patent granted on Skinfusion® transdermal technology – to list in Orange Book Jun 2014 Agile joins Russell Microcap® Index Jul 2014 Seventh U.S. patent - additional claims allowed for Skinfusion Aug 2014 clinical trial initiated Oct 2014 James Tursi, MD appointed to Board of Directors Chief Medical Officer, Auxilium Pharmaceuticals Nov 2014 John Hubbard, Ph.D. appointed to Board of Directors Former Head of Development Operations, Pfizer, Inc. Significant Momentum

Financial Profile Background Founded in 1997 Initial Public Offering (IPO) completed in May 2014 $45.7 Million cash on hand at September 30, 2014 18.6 million common shares outstanding at September 30, 2014 Use of proceeds $55.0 Million gross proceeds (~$49.7 Million net proceeds) $31 Million for additional Phase 3 clinical trial for Twirla Continuation of the qualification and validation of equipment related to the expansion of manufacturing capabilities Development of product candidate pipeline including line extensions Principal (beginning Feb 2015) and interest payments on term loan continuing through Jul 2017

Development Milestones 2014 2015 2016 Agile Milestones Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Twirla Phase 3 Trial Qualification of Commercial Manufacturing AG200-ER/AG200-SP Program Design 1H 2015: Expected completion of patient enrollment 1H 2016: Expected last patient, last visit 1H 2016: Potential submission of CRL response 2H 2016: Qualification of commercial manufacturing line – expect completion of validation Q4 2016 1H 2015: Select product regimen; potential to initiate development of pipeline product 1 2 3 4 1 4 5 2 3 5

Agile Investment Thesis $4.1 Billion US market for combined hormonal contraceptives (CHC) Twirla will be the only low dose CHC patch Significant Market Opportunity One successful Pre-approval Inspection (PAI) completed Pharmacokinetic profile confirms low estrogen dose Significant clinical experience in over 1,500 women that showed favorable safety and tolerability Twirla® is a Late-Stage Asset That We Continue to De-risk Confirmatory Phase 3 trial initiated Continued market development and commercial launch planning Additional products in development 7 patents, expected protection to 2028 Continuing to expand intellectual property portfolio Current capital on hand to fund operations through 1Q2016 Agile has Generated Significant Momentum

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